UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2012

Acacia Automotive, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd - #243, Ocala, FL  34470
(Address of Principal Executive Offices)

(352) 502-4333
(Registrant’s Telephone Number, Including Area Code)

                                                N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 28, 2012, the Company and its Chief Executive Officer, Mr. Steven L. Sample (“Mr. Sample”) entered into a global Settlement Agreement and Release (the “Agreement”) concluding its litigation with Ms. Alexis Ann Jacobs (“Ms. Jacobs”), Mr. Keith E. Whann (“Mr. Whann”), CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company) (“CAA”), and Auction Venture Limited Liability Company (“Auction Venture”) in the United States District Court for the Southern District of Ohio, Case Numbers 2:10-cv-995 and 2:10-cv-912.  Both cases have been dismissed with prejudice.

As a part of the Agreement and as reported on a separate 8-K of this same date, the Company and Mr. Sample simultaneously concluded their litigation with Mr. Tony Moorby and Mr. David Bynum, ex directors and employees of the Company. As part of that process, Mr. Moorby and Mr. Bynum agreed to return to Mr. Sample 42,000 shares of the Company’s stock he had gifted to them and their families, and Mr. Moorby agreed to return to the Company for cancellation the 500,000 shares of stock he was granted in 2007.  Mr. Moorby and Mr. Bynum also consented to convey to the Company their interests in any options or warrants they had been issued or for which they may have been or become eligible.  All parties to the litigation excepting Mr. Sample, the Company, and AC provided the Company with a non-compete agreement in an area surrounding North Augusta, South Carolina.

After a series of negotiations among the parties, a settlement was reached whereby no party admits any liability or wrongdoing, and all those parties have released the others from any known or unknown causes of action.

As a further part of the Agreement, CAA reacquired the assets and business of the Company’s Acacia Chattanooga Vehicle Auction subsidiary (“AC”) for $5000.00 and any outstanding balance of AC’s obligations to CAA under a line of credit, the Company transferring its interests in that subsidiary to CAA.  Additionally, the Company, together with Mr. Sample, consented to those actions and caused a payment of $150,000 to be made by AC to CAA in settlement of claims, participating minimally in that payment.

In the Agreement, the Company and Mr. Sample obtained a full release of any liabilities or obligations from Ms. Jacobs, Mr. Whann, CAA, Auction Venture, Mr. Moorby and Mr. Bynum.  Likewise, the Company and Mr. Sample fully released Ms. Jacobs, Mr. Whann, CAA, Auction Venture, Mr. Moorby and Mr. Bynum of any liabilities or obligations as against those parties. The settlement does not constitute an admission by the Company, Mr. Sample, Ms. Jacobs, Mr. Whann, CAA, Auction Venture, Mr. Moorby or Mr. Bynum of any liability or violation of law.

All parties to the litigations agreed to a mutual non-disparagement agreement and release from any liabilities or future litigations.

The Agreement stipulated that it was not to be interpreted to render any party to the Agreement the prevailing party for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2012

Acacia Automotive, Inc.

/s/ Steven L. Sample
Steven L. Sample, Chief Executive Officer